UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2006
CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-29313	20-0121007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
641 Shunpike Road - Suite 333 - Chatham, NJ 07928
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  973-644-0900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006 (the "Closing Date"), Crystal International Travel Group, Inc. (the "Company") executed definitive agreements for the purchase by institutional, accredited investors (collectively, the "Investors") for $2,000,000 of principal amount of 6% convertible promissory notes of the Company ("Note" or the "Notes"), maturing three years from the date of issuance. As of the Closing Date, the Investors purchased Notes in the amount of $700,000.
Within two days of the filing of the Registration Statement (as defined below) within the required time period, the Investors will purchase additional Notes in the amount of $600,000.
Within two days of the Registration Statement being declared effective within the required time period, the Investors will purchase additional Notes in the amount of $700,000.

The Notes will be convertible at the Investor's option, into shares of the Company's common stock, $.0001 par value (the "Common Stock") at a per share conversion price equal to the Applicable Percentage (as defined below) multiplied by the average of the lowest three intraday trading prices for the Common Stock during the twenty trading days prior to the notice of conversion being sent
.

The Applicable Percentage is equal to (i)
50% as of the Closing Date, (ii) 55% in the event that the Registration Statement is filed within the required time period and (iii) 60% in the event that the Registration Statement becomes effective within the required time period.

To secure the Investors' obligations under the Notes, the Company granted the Investors a security interest in substantially all of its assets, including without limitation its intellectual property, on the terms and conditions of a Security Agreement (the "Security Agreement") and an Intellectual Property Security Agreement (the "Intellectual Property Agreement"). The security interest granted under the Security Agreement and the Intellectual Property Agreement terminates immediately upon payment or satisfaction of all of the Company's obligations under the Notes.

In connection with the issuance of the Notes, the Company issued to the Investors seven-year common stock purchase warrants (the "Warrants") to purchase 10,000,000 shares of Common Stock. The exercise price of the Warrants is $0.50 and the Warrants provide for cashless exercise.

The Warrants do not have registration rights.

The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment for certain dilution events or in the event of certain capital adjustments or similar transactions, such as a stock split or merger, or, in certain circumstances, the issuance of additional equity securities for consideration less than the respective exercise prices.

Subject to certain excepted issuances, the Investors have a right of first refusal with respect to any proposed sale of Company securities for a period of not less than two years following the effective date of the Registration Statement.

As of the date of the filing of this Current Report on Form 8-K, the Company has received gross proceeds of $700,000 and net proceeds of approximately $589,000, after payment of offering related fees and expenses.

In addition, the Company has agreed to file within 45 days of the Closing Date a registration statement (the "Registration Statement") covering 225% the shares of Common Stock underlying the Notes and have such Registration Statement declared effective within 120 days of the Closing Date. The Company will be obligated to pay liquidated damages to the Investors if the Registration Statement is not timely filed or declared effective equal to 2% of the then outstanding amounts under the Notes for each thirty day period (or portion thereof).

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the
United States
in the absence of an effective registration statement or exemption from the registration requirements under the Act. The sale of the Warrants to the Investor was made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Act.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the Notes and the Warrants attached to the Initial Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

4.1 Form of Stock Purchase Warrant issued to investors by Crystal International Travel Group, Inc. to investor as of June 30, 2006.

4.2. Form of Registration Rights Agreement dated as of June 30, 2006, among Crystal International Travel Group, Inc. and investors.

4.3 Form of Callable Secured Convertible Note issued to investors by Crystal International Travel Group, Inc. to investors as of June 30, 2006

10.1 Form of Securities Purchase Agreement dated as of June 30, 2006, among Crystal International Travel Group, Inc. and investors.

10.2
Form of Security Agreement dated as of June 30, 2006, among Crystal International Travel Group, Inc. and investors.

10.3  Form of Intellectual Property Security Agreement dated as of June 30, 2006, among Crystal International Travel Group, Inc. and investors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
Date: July 7, 2006	By:	/s/ Fabrizzio Busso Campana
Fabrizzio Busso Campana Chief Executive Officer